                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AmeriSource Health Corporation
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                               [AMERISOURCE LOGO]
                            ------------------------

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 2, 1998
                            ------------------------

TO THE STOCKHOLDERS OF AMERISOURCE HEALTH CORPORATION:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of the Stockholders of AMERISOURCE HEALTH CORPORATION will be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Monday, March 2, 1998, at 8:30 a.m. local time, for the purpose of:

          (1) electing eight directors; and

          (2) transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on February 2, 1998 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof; only holders of stock of the Company of record on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments. A list of stockholders will be available at the time and place of the meeting, and during the 10 days prior to the meeting, at the office of the Secretary, Teresa T. Ciccotelli, Esq., at AmeriSource Health Corporation, 300 Chester Field Parkway, Malvern, Pennsylvania 19355.

     It is important that your shares be represented at the meeting regardless of the number of shares that you own. Please complete and sign the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and return it in the enclosed postage pre-paid envelope as soon as you can, whether or not you expect to attend the Annual Meeting in person.

     A proxy statement for your additional information is attached to this notice.

     You are cordially invited to attend the Annual Meeting.

                                          Respectfully,

                                          /s/ Teresa T. Ciccotelli
                                          TERESA T. CICCOTELLI
                                          Vice President, General Counsel and
                                          Secretary


February 5, 1998

                         AMERISOURCE HEALTH CORPORATION
                                  P.O. BOX 959
                        VALLEY FORGE, PENNSYLVANIA 19482
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL INFORMATION

     This proxy statement is furnished by the Board of Directors of AmeriSource Health Corporation (the "Company") in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held March 2, 1998 and at any adjournments thereof. The Company's annual report to stockholders, including financial statements, accompanies this notice and proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy and this proxy statement are being mailed to stockholders on or about February 5, 1998.

     Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the proxy card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

     Solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost of preparing, assembling, and mailing the notice of Annual Meeting, proxy statement, and form of proxy will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

REVOCABILITY OF PROXY

     Execution of the enclosed proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may, if you wish, vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Company any instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

VOTING AT THE ANNUAL MEETING


     Only the holders of shares of Class A Common Stock, par value $.01 per share (the "Common Stock") of the Company of record at the close of business on February 2, 1998 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of Common Stock entitled to vote will have the right to one vote for each share held on all matters to come before the meeting. On that date, there were 20,951,284 shares of Common Stock issued and outstanding. There were also 2,750,783 shares of the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 163,906 shares of the Class C Common Stock, par value $.01 per share (the "Class C Common Stock"), of the Company issued and outstanding. Holders of the Class B Common Stock may elect at any time to convert any and all of such shares into Class A Common Stock, on a share-for-share basis, to the extent the holder thereof is not prohibited from owning additional voting securities by virtue of regulatory restrictions. A share of Class C Common Stock will automatically be converted into a share of Class A Common Stock (a) immediately prior to its sale in a future public offering or (b) at such time as such share of Class C Common Stock has been sold publicly.

     The holders of a majority of the shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the purpose of transacting business at the meeting. Except for the election of directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve the proposal. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether any proposal has been approved. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not have an impact on their election.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 15, 1998, certain information regarding the beneficial ownership of Common Stock of the Company, including shares of Common Stock as to which a right to acquire ownership within 60 days exists, of each director, each nominee for director, each executive officer named in the Summary Compensation Table, of all the directors and named executive officers of the Company as a group, and of each person known to the Company to have been the beneficial owner of more than 5% of the outstanding Common Stock.

                                                                         AGGREGATE NUMBER
                                                                            OF SHARES       PERCENT
                                               TITLE OF                    BENEFICIALLY       OF
   NAME OF BENEFICIAL OWNER                BENEFICIAL OWNER                  OWNED(1)        CLASS
------------------------------  ---------------------------------------  ----------------   -------
R. David Yost(2)                President and Chief Executive
                                Officer................................        239,900           1%
David M. Flowers(2)             Executive Vice President, Marketing....        117,900           *
Kurt J. Hilzinger(2)            Sr. Vice President, Chief Financial
                                Officer................................        104,750           *
Bruce C. Bruckmann(3)           Director...............................         63,320           *
Michael A. Delaney(4)           Director...............................              0           *
Richard C. Gozon(3)             Director...............................         15,000           *
Lawrence C. Karlson(3)          Chairman...............................         15,000           *
John F. McNamara(7)             Director...............................        346,500         1.5%
George H. Strong(3)             Director...............................         10,000           *
James A. Urry(4)                Director...............................              0           *
Barton J. Winokur(3)            Director...............................         29,750           *
All directors and named executive officers as a group
  (11 persons)(2)(3)(4)................................................        942,120           4%
399 Venture Partners, Inc. ("VPI")(5)(6)...............................      6,721,073        28.4%
  1209 Orange Street
  Wilmington, DE 19801

---------------

  * Less than 1%.

(1) Based on information furnished to the Company by the respective stockholders. Except as indicated below, the Company is informed that the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(2) Common Shares and the percent of class listed as being beneficially owned by the Company's named executive officers include outstanding options to purchase Common Stock which are exercisable within

     60 days of January 15, 1998, as follows: Mr. Yost -- 48,750 shares; Mr. Flowers -- 47,500 shares; and Mr. Hilzinger -- 31,000 shares.

(3) Common Shares and the percent of class listed as being beneficially owned by the Company's Non-employee Directors include outstanding options to purchase Common Stock which are exercisable within 60 days of January 15, 1998, as follows: Mr. Bruckmann -- 10,000 shares; Mr. Gozon -- 10,000 shares; Mr. Karlson -- 10,000 shares; Mr. Strong -- 10,000 shares; and Mr. Winokur -- 10,000 shares. Pursuant to the Non-Employee Director Stock Option Plan adopted by the Company in fiscal 1995, Messrs. Bruckmann, Gozon, Karlson and Strong each received options, with limitations on exercise, to acquire 5,000 shares of Common Stock. None of these options are currently exercisable, and the options are not included in the information set forth in the above table.

(4) Messrs. Delaney and Urry disclaim beneficial ownership relating to the shares of Common Stock held by VPI.

(5) Includes 2,746,560 shares of Class B Common Stock, which is convertible into Common Stock, owned by VPI.

(6) VPI disclaims beneficial ownership as to shares of Common Stock held by investors currently or previously affiliated with VPI. VPI is a wholly-owned, indirect subsidiary of Citicorp.

(7) Mr. McNamara resigned from the Board on January 22, 1998.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight (8) directors each serving annual terms. It is proposed that eight (8) directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for the eight (8) nominees for director listed below. All of the nominees are presently serving as directors of the Company. Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, will serve as a director if elected. However, if any of the nominees should become unavailable prior to the election, the shares represented by proxies may be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors chooses to reduce the number of directors to be elected. There is no family relationship between any of the directors or nominees. There is no arrangement or understanding between any director or nominee for director and any other person(s) pursuant to which he was or is to be selected as a director or nominee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE EIGHT (8) NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

BRUCE C. BRUCKMANN            Age 44            Director since 1992

     Managing Director, Bruckmann, Rosser, Sherrill & Co., Inc.

          Mr. Bruckmann previously served as a director of the Company from 1989 to December 1991, and as a director of AmeriSource Corporation from 1988 to December 1991, prior to his reelection as a director of the Company in 1992. Mr. Bruckmann is a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. Until January 1995, Mr. Bruckmann was a Managing Director of Citicorp Venture Capital

     Ltd. and of Court Square Capital Limited. Mr. Bruckmann serves as a director of Chromcraft Revington, Inc., Cort Business Services Corporation, Jitney Jungle Stores of America, Inc., Mohawk Industries, Inc., Town Sports International, Inc. and Anvil Knitwear, Inc. Mr. Bruckmann is a member of the Compensation Committee of the Company's Board of Directors.

MICHAEL A. DELANEY            Age 43            Director since 1995

     Vice President, Citicorp Venture Capital Ltd.

          Mr. Delaney has been a Vice President of Citicorp Venture Capital Ltd. since 1989. Mr. Delaney is also a director of GVC Holdings, JAC Holdings, Delco Remy International, Inc., Enterprise Media Corporation, SC Processing, Inc., Triumph Group, Inc., Cort Business Services Corporation, Palomar Technologies Corporation, MSX International, IKS Corporation, CLARK Material Handling Corporation and Aetna Industries Inc. Mr. Delaney is a member of the Compensation Committee of the Company's Board of Directors.

RICHARD C. GOZON            Age 59            Director since 1994

     Executive Vice President, Weyerhaeuser Company

          Mr. Gozon has been Executive Vice President of Weyerhaeuser Company since June 1994. Mr. Gozon formerly was President and Chief Operating Officer of Alco Standard Corporation from 1988 to 1993. He is also a director of UGI Corp. and Triumph Group, Inc.. Mr. Gozon is Chairman of the Compensation Committee and a member of the Audit Committee of the Company's Board of Directors.

LAWRENCE C. KARLSON            Age 55            Director since 1994

     Non-executive Chairman of the Board of Directors of AmeriSource Health Corporation and AmeriSource Corporation; Private Investor

          In addition to serving as the Non-executive Chairman of the Board since May 1997, Mr. Karlson is a private investor and serves as a director of CDI Corporation and Spectra-Physics Lasers, Inc. Mr. Karlson is a member of the Capital Appropriations Committee of the Company's Board of Directors.

GEORGE H. STRONG            Age 71            Director since 1994

     Private Investor

          Mr. Strong is a private investor and serves as a director of Corefunds, Health South Rehabilitation Corp. and Integrated Health Services, Inc. Mr. Strong is Chairman of the Audit Committee of the Company's Board of Directors.

JAMES A. URRY            Age 44            Director since 1995

     Vice President, Citicorp Venture Capital Ltd.

          Mr. Urry has been with Citibank, N.A. since 1981, serving as a Vice President since 1986. He has been a Vice President of Citicorp Venture Capital Ltd. since 1989. He is also a director of York International Corporation, IKS Corporation, Hancor Holdings, CLARK Material Handling Corporation, Cort Business Services Corporation, Airxcel, Inc. and Palomar Technologies Corporation. Mr. Urry is a member of the Compensation Committee of the Company's Board of Directors.

BARTON J. WINOKUR            Age 57            Director since 1990

     Chairman, Dechert Price & Rhoads

          Mr. Winokur is Chairman of the law firm of Dechert Price & Rhoads and serves as a director of CDI Corporation and Davco Restaurants, Inc. Mr. Winokur is Chairman of the Capital Appropriations Committee and a member of the Audit Committee of the Company's Board of Directors.

R. DAVID YOST            Age 50            Director since 1997

     President and Chief Executive Officer, AmeriSource Health Corporation and AmeriSource Corporation

          Mr. Yost has been President and Chief Executive Officer and a director of the Company since May 1997. Mr. Yost previously served as Executive Vice President -- Operations of the Company since 1995. Prior to that, Mr. Yost served as Group President -- Central Region of the Company since 1989. Mr. Yost is a member of the Capital Appropriations Committee of the Company's Board of Directors.

BOARD OF DIRECTORS

     The Board of Directors of the Company held fourteen (14) meetings during fiscal year 1997. All of the directors attended 75% or more of the meetings of the Board of Directors and the Committees of the Board of Directors on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Compensation, Audit, and Capital Appropriations Committees.

     The Compensation Committee reviews and recommends actions to the Board of Directors on such matters as salary and other compensation of officers and the administration of certain benefit plans. The Compensation Committee also has the authority to administer, grant and award stock and stock options under the Company's incentive equity plans. The Compensation Committee held four (4) meetings during fiscal year 1997. The current Chairman of the Compensation Committee is Mr. Gozon and its current members are Messrs. Delaney, Urry and Bruckmann.

     The Audit Committee meets with management, the Company's independent auditors and its internal audit department to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors, discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. The Audit Committee held six (6) meetings during fiscal year 1997. The current Chairman of the Audit Committee is Mr. Strong and its current members are Messrs. Gozon and Winokur.

     The Capital Appropriations Committee authorizes and approves investments by the Company, other than investments in the ordinary course of business. The Capital Appropriations Committee did not hold any meetings during fiscal year 1997. The current Chairman of the Capital Appropriations Committee is Mr. Winokur and its current members are Messrs. Yost and Karlson.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Executive Compensation Program. The role of the Compensation Committee (the "Compensation Committee") is to recommend, establish, oversee and direct the Company's executive compensation policies and programs and to recommend to the Board of Directors compensation for executive officers. In carrying out this role, we believe it is important to align executive compensation with Company values and objectives, business strategies, management initiatives, business financial performance and enhanced stockholder value.

     Our Compensation Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically we solicit and receive recommendations and advice from independent third-party compensation consultants who have acted in this capacity since 1994.

     Our executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation should be tied directly to the performance of the business and be aligned with benefits realized by the Company's stockholders.

     Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of (i) base salary and (ii) annual incentive opportunity. Equity-based opportunities are provided on a long-term basis through the Company's stock option plans.

     The Compensation Committee's compensation consultants have advised that the salaries when coupled with annual incentive awards paid to the Company's chief executive officer and other executive officers are consistent with industry competitive practices. In making this determination, the consultants analyzed the compensation payable at the pharmaceutical wholesale distribution companies included in the Peer Group Index described in the discussion of Stockholder Return Performance below, and also relied upon survey data covering a broader range of wholesale and distribution companies. The Compensation Committee has reviewed the base salaries of executive officers making adjustments that, in its judgment, are appropriate. The Compensation Committee reviews executive officer salaries annually, to make adjustments based on judgments of past performance, changed job duties, scope and responsibilities, competitive pay data and expected future contributions of each executive officer.

     The Compensation Committee also oversees the Company's annual incentive payments to executive officers. Each year we establish challenging objectives based on business prospects for that year. For Messrs. Yost, Flowers and Hilzinger, and for the other senior members of management, annual incentive opportunities are based on achieving both current financial performance objectives and individual strategic and operating objectives related to longer-term earnings, with greater weight given to the current financial performance objectives. Following the end of each fiscal year, after completion of the audit of the Company's financial statements, the Compensation Committee reviews business results and individual performance of each executive officer and each senior member of management, and determines and recommends to the Board of Directors annual incentive payments. In 1997, the Company exceeded its financial performance goals. Strategic and operating objectives were met by Messrs. Yost, Flowers and Hilzinger as well. Consequently, Messrs. Yost, Flowers and Hilzinger earned their bonuses attributable to their respective financial objectives and to their strategic and operating objectives.

     The Company's long-term equity-based 1995 Option Plan was approved by the Company's Board of Directors in February 1995 and approved by the stockholders in March 1995, prior to the Company's public offering of its Common Stock. The Compensation Committee oversees the 1995 Option Plan for executives. The 1995 Option Plan consists of non-qualified stock option grants, generally to be made only at one time each year. The Compensation Committee believes that grants made under the 1995 Option Plan will focus executives on increasing stockholder value. No options were granted pursuant to the 1995 Option Plan to the named executive officers in fiscal year 1997.

     The Company's long-term equity-based 1996 Option Plan was approved by the Company's Board of Directors in November 1996, and approved by the stockholders in February 1997. The Compensation

Committee oversees the 1996 Option Plan for executives. The 1996 Option Plan consists of non-qualified stock option grants, generally to be made only at one time each year. The Compensation Committee believes that grants made under the 1996 Option Plan will focus executives on increasing stockholder value. A total of 65,000 options were granted pursuant to the 1996 Option Plan to the named executive officers in fiscal year 1997 as follows: 25,000 shares to Mr. Yost; 20,000 shares to Mr. Flowers; 20,000 shares to Mr. Hilzinger; and 40,000 shares to Mr. McNamara. See "Management Stock Options." These awards are within the same range that the Compensation Committee's compensation consultant advised was reasonable for executive officers.

     Management has initiated new stock ownership guidelines to support the objective of closely aligning the interests of management level employees with those of stockholders. The guidelines provide that within two fiscal years, senior management members should attain an investment position in AmeriSource stock that is equal to one to five times their base salary, depending on the position of the executive.

     1996-1997 Chief Executive Officer Compensation. The Compensation Committee determined the 1996-1997 compensation for John F. McNamara, Chief Executive Officer prior to May 19, 1997, and R. David Yost, Chief Executive Officer thereafter, in accordance with the above discussion.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for "performance based" compensation. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers will be fully deductible in accordance with these rules.

                                          COMPENSATION COMMITTEE
                                          Richard C. Gozon, Chairman
                                          Bruce C. Bruckmann
                                          Michael A. Delaney
                                          James A. Urry

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each outside director of the Company is paid an annual fee of $15,000 for services as a director of the Company, plus an additional fee of $1,000 for attendance in person at each meeting of the Board of Directors in excess of four annually, and $500 per telephonic meeting of the Board of Directors. Mr. Karlson is paid an annual fee of $50,000 for his services as Chairman. There are no fees paid for attendance at committee meetings.

     Outside directors of the Company, other than Messrs. Delaney and Urry, may also be entitled to receive stock options for Common Stock pursuant to the AmeriSource Health Corporation Non-Employee Directors Stock Option Plan (the "1996 Directors Plan"). The 1996 Directors Plan provides for non-discretionary, automatic grants on an annual basis of an option to purchase shares of Common Stock to certain non-employee directors. Such options become immediately fully exercisable on the grant dates. The option exercise price is equal to 100% of the fair market value of the Common Stock on the date of grant of the option. An aggregate of 50,000 shares of Common Stock have been reserved for issuance under the 1996 Directors Plan. Options granted to directors under the 1996 Directors Plan are treated as nonstatutory stock options under the Code. The 1996 Directors Plan is administered by a committee of disinterested directors.

     The 1996 Directors Plan permits, with the consent of the committee and if permitted by the restrictions in the Company's financing agreements, the exercise of options by delivery of shares of Common Stock owned by the option holder, by withholding of such shares of Common Stock upon exercise of the option in lieu of or in addition to cash or by financing made available by the Company. The 1996 Directors Plan permits the committee to adjust the number and kind of shares subject to options in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares. The Board of Directors may amend the 1996 Directors Plan at any time; provided, however, that stockholder approval is required for any amendment to the 1996 Directors Plan that increases the number of shares for which options may be granted or changes in any material respect the limitations or provisions of the options subject to the 1996 Plan. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted to an option holder without such option holder's consent.

     During fiscal year 1997, the Company made the grant of stock options under the 1996 Directors Plan as follows: Messrs. Bruckmann, Gozon, Karlson, Strong and Winokur were each granted options to purchase 5,000 shares of Common Stock at $48.625 per share, all of which were outstanding and exercisable at September 30, 1997.

     Mr. McNamara received consulting payments of $188,700 during fiscal 1997. See "Resignation of President, Chief Executive Officer and Chairman."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this Proxy Statement.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                     NAME                        AGE                        TITLE
-----------------------------------------------  ---     --------------------------------------------
R. David Yost..................................  50      President and Chief Executive Officer
David M. Flowers...............................  50      Executive Vice President, Marketing
Kurt J. Hilzinger..............................  37      Sr. Vice President, Chief Financial Officer

     Mr. Yost is described above as a nominee for director.

     Mr. Flowers has been Executive Vice President, Marketing since December 1995. Prior to that he held the position of Group President -- Eastern Region since 1989.

     Mr. Hilzinger has served as Sr. Vice President, Chief Financial Officer since 1997. Prior to that he served as Vice President, Chief Financial Officer and Treasurer since February 1995. Prior to that he served as Vice President, Finance, and Treasurer since October 1993, and as Vice President, Financial Planning since March 1991.

     There are no arrangements or understandings between any of the officers and any other person pursuant to which he was elected an officer. There are no family relationships between any director, executive officer, or nominee for director.

SUMMARY COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table sets forth, for fiscal years ending September 30, 1995, 1996, and 1997, certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the named executive officers of the Company, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                        -------------------------------------
                                          ANNUAL COMPENSATION
                                  -----------------------------------            AWARDS
                                                              OTHER     ------------------------    PAYOUTS
                                                             ANNUAL     RESTRICTED    SECURITIES   ----------   ALL OTHER
   NAME AND PRINCIPAL                                       COMPENSA-      STOCK      UNDERLYING      LTIP      COMPENSA-
        POSITION           YEAR   SALARY($)   BONUS($)(1)    TION($)    AWARD(S)($)   OPTIONS(#)   PAYOUTS($)    TION($)
-------------------------  ----   ---------   -----------   ---------   -----------   ----------   ----------   ---------
R. David Yost............  1997    359,600      315,000      --               --         25,000         --        40,806 (2)
  President and Chief      1996    238,350      235,000      --               --         20,000         --        34,544 (2)
  Executive Officer        1995    212,235      125,000      --               --         65,000         --        10,759 (2)

David M. Flowers.........  1997    264,600      253,200      --               --         20,000         --        42,050 (3)
  Executive Vice           1996    224,600      200,000      --               --         20,000         --        36,635 (3)
    President,             1995    202,145      110,000      --               --         65,000         --        13,095 (3)
  Marketing

Kurt J. Hilzinger........  1997    200,000      197,175      --               --         20,000         --        10,070 (4)
  Sr. Vice President,      1996    160,167      150,000      --               --         12,000         --         5,842 (4)
  Chief Financial Officer  1995    140,000       80,000      --               --         40,000         --         6,500 (4)

John F. McNamara.........  1997    186,517      220,000      --               --         40,000         --      2,739,485(5)
  Chairman, President,     1996    444,600      445,000      --               --         40,000         --        56,703 (5)
  and Chief Executive      1995    414,780      250,000      --               --        100,000         --        53,921 (5)
  Officer (through 5/19/97)

---------------
(1) The amounts shown consist of cash bonuses earned in the fiscal year identified but paid in the subsequent fiscal year.
(2) "All Other Compensation" for Mr. Yost in 1997, 1996, and 1995, respectively, includes the following: (i) $3,209, $2,421, and $2,209 in club dues, (ii) $3,000, $1,900, and $1,800 in tax return preparation fees, (iii) $9,000, $5,400, and $6,750 in contributions under the Company's Employee Investment Plan,

    (iv) for fiscal 1997 and 1996, respectively, $1,497 and $144 for spousal travel expenses, (v) for fiscal 1997, $1,500 for personal use of a Company-owned condominium, (vi) for fiscal 1997 and 1996, $22,600 per year in premiums for a split dollar life insurance policy, and (vii) for fiscal 1996, $2,079 in miscellaneous items.
(3) "All Other Compensation" for Mr. Flowers in 1997, 1996, and 1995, respectively, includes the following: (i) $5,833, $7,885, and $6,345 in club dues, (ii) for fiscal 1997, $4,200 in tax preparation fees, (iii) $9,000, $5,400, and $6,750 in contributions under the Company's Employee Investment Plan, (iv) for fiscal 1997, $417 for spousal travel expenses, (v) for fiscal 1997 and 1996, $22,600 per year in premiums paid for a split dollar life insurance policy, and (vi) for fiscal 1996, $750 in miscellaneous items.
(4) "All Other Compensation" for Mr. Hilzinger in 1997, 1996 and 1995, respectively, includes the following: (i) $10,070, $5,172, and $6,300 in contributions under the Company's Employee Investment Plan, (ii) in fiscal 1995, $200 in club dues, and (iii) in fiscal 1996, $670 for spousal travel expenses.
(5) "All Other Compensation" for Mr. McNamara in 1997, 1996, and 1995, respectively, includes the following: (i) for fiscal 1996 and 1995, respectively, $698, and $40,675 in club dues, (ii) $4,000, $4,900, and $1,350 in tax return preparation fees, (iii) $9,000, $5,400, and $6,750 in contributions under the Company's Employee Investment Plan, (iv) $2,561, $6,206, and $2,438 for spousal travel expenses, (v) $850, $5,125 and $2,708 for personal use of a Company-owned condominium, (vi) for fiscal 1997 and 1996, $34,374 per year for premiums for a life insurance policy; and (vii) for fiscal 1997, $2,500,000 and a payment of $188,700 relating to Mr. McNamara's consulting arrangement. Mr. McNamara's consulting arrangement is more fully described herein. See "Resignation of President, Chief Executive Officer and Chairman."

STOCK OPTIONS

OPTION GRANTS IN FISCAL YEAR 1997

     The following table sets forth certain information with respect to options granted to and exercised by the named executive officers of the Company during fiscal year 1997. The information set forth in these tables relates to options granted to and exercised by the named executive officers of the Company to purchase shares of Common Stock under the 1996 Option Plan.

                                                      INDIVIDUAL GRANTS
                                  ----------------------------------------------------------
                                   NUMBER OF     % OF TOTAL
                                  SECURITIES      OPTIONS/
                                  UNDERLYING        SARS        EXERCISE
                                   OPTIONS/      GRANTED TO     OR BASE
                                     SARS       EMPLOYEES IN     PRICE        EXPIRATION          GRANT DATE
              NAME                GRANTED(#)     FISCAL YEAR    ($/SH)           DATE         PRESENT VALUE($)(2)
--------------------------------  -----------   -------------   -------   ------------------  -------------------
R. David Yost...................     20,000(1)       5.25%      $48.625   November 12, 2006         379,400(3)
                                      5,000(2)       1.31%      $49.375   February 26, 2007          96,300(4)
David M. Flowers................     20,000(1)       5.25%      $48.625   November 12, 2006         379,400(3)
Kurt J. Hilzinger...............     20,000(1)       5.25%      $48.625   November 12, 2006         379,400(3)
John F. McNamara................     40,000(1)      10.49%      $48.625   November 12, 2006         758,800(3)

---------------
(1) The Options granted under the 1996 Option Plan become exercisable at a rate of 25% each year, beginning November 12, 1997.

(2) The option granted under the 1996 Option Plan becomes exercisable at a rate of 25% each year, beginning February 26, 1998.

(3) Present values were calculated using the Black-Scholes American option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of each stock option is $18.97 based on the following defined option terms and assumptions: (a) a stock price of $48.625; (b) an exercise price of $48.625; (c) an expected life of 5 years; (d) a risk-free interest rate of 6.00%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0% representing the stock's current yield; and (f) a stock price volatility rate of .321, which reflects how much the stock price varied on a weekly basis since the initial public offering of the Company's Common Stock on April 4, 1995.

(4) Present values were calculated using the Black-Scholes American option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of this stock option is $19.26 based on the following defined option terms and assumptions: (a) a stock price of $49.375; (b) an exercise price of $49.375; (c) a term of 10 years; (d) a risk-free interest rate of 6.00%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0% representing the stock's current yield; and (f) a stock price volatility rate of .321, which reflects how much the stock price varied on a weekly basis since the initial public offering of the Company's Common Stock on April 4, 1995.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding the number of exercised options and the value of unexercised in-the-money options held by the named executive officers of the Company as of September 30, 1997.

                                                                               NUMBER OF            VALUE OF
                                                                               SECURITIES         UNEXERCISED
                                                                               UNDERLYING         IN-THE-MONEY
                                                                              OPTIONS/SARS        OPTIONS/SARS
                                                                             AT FY-END (#)       AT FY-END ($)
                                                                   VALUE     --------------   --------------------
                                               SHARES ACQUIRED   REALIZED     EXERCISABLE/        EXERCISABLE/
                    NAME                       ON EXERCISE (#)      ($)      UNEXERCISABLE     UNEXERCISABLE (1)
---------------------------------------------  ---------------   ---------   --------------   --------------------
R. David Yost................................            0               0    37,500/72,500    1,368,906/1,914,844
David M. Flowers.............................            0               0    37,500/67,500    1,368,906/1,869,531
Kurt J. Hilzinger............................            0               0    23,000/49,000      840,063/1,281,938
John F. McNamara.............................       60,000(2)    1,550,000                0                      0

---------------
(1) Value calculated as the difference between the fair market value of the Common Stock on September 30, 1997 and the option exercise price.

(2) Options exercised on August 18, 1997; remaining unexercisable options expired.

PENSION PLANS

     AMERISOURCE CORPORATION PARTICIPATING COMPANIES PENSION PLAN. AmeriSource has a pension plan providing for continuation of pension benefit coverage for salaried sales and office employees of AmeriSource previously covered under Alco Standard's Participating Companies Pension Plan. The pension plan also covers other salaried, sales, and office employees of AmeriSource who meet the plan's eligibility requirements. Under AmeriSource's pension plan, the executive officers compensated by AmeriSource are entitled to annual pension benefits at age 65 equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the consecutive three years within the last ten years of participation in the pension plan which yield the highest average.

     All pension plan costs are paid by AmeriSource and the pension plan, and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the plan includes salaries and bonuses set forth in the cash compensation table under "Summary Compensation Table" above, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. For 1997, the compensation limit was $160,000.

     The years of credited service (with AmeriSource, predecessor companies or Alco Standard) as of October 1, 1997 for each of the named executive officers of the Company were R. David Yost -- 23.08 years; David M. Flowers -- 21.75 years; Kurt J. Hilzinger -- 6.58 years; and John F. McNamara -- 16.00 years.

     As required by ERISA and the Code, the pension plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $90,000, with cost-of-living adjustments, or 100% of a plan participant's average total taxable earnings during his highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988. For 1997, the annual benefit limit was $125,000.

     SUPPLEMENTAL RETIREMENT PLAN. AmeriSource also has a Supplemental Retirement Plan (the "Supplemental Plan"). Coverage under the Supplemental Plan is limited to participants in AmeriSource's pension plan whose benefits under the pension plan are limited due to (a) restrictions imposed by the Code on the amount of benefits to be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (c) any reductions in the amount of compensation taken into account under the pension plan due to an employee's participation in certain deferred compensation plans sponsored by AmeriSource or one of its subsidiaries. The Supplemental Plan provides for a supplement to the annual pension benefit paid under AmeriSource's pension plan to participants who attain early or normal retirement under such pension plan or who suffer a total and permanent disability while employed by AmeriSource or one of its subsidiaries and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in AmeriSource's pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under AmeriSource's pension plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of AmeriSource's pension plan due to his participation in certain deferred compensation plans of AmeriSource or one of its subsidiaries.

     The following table shows estimated annual retirement benefits that would be payable to participants under AmeriSource's pension plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits.

                    ESTIMATED ANNUAL RETIREMENT BENEFITS ($)

                   FINAL AVERAGE
                    COMPENSATION                     10          20          30          35
    --------------------------------------------  --------    --------    --------    --------
     100,000....................................    10,000      20,000      30,000      35,000
     150,000....................................    15,000      30,000      45,000      52,500
     200,000....................................    20,000      40,000      60,000      70,000
     250,000....................................    25,000      50,000      75,000      87,500
     300,000....................................    30,000      60,000      90,000     105,000
     500,000....................................    50,000     100,000     150,000     175,000
     600,000....................................    60,000     120,000     180,000     210,000
     700,000....................................    70,000     140,000     210,000     245,000
     800,000....................................    80,000     160,000     240,000     280,000
     900,000....................................    90,000     180,000     270,000     315,000
    1,000,000...................................   100,000     200,000     300,000     350,000

OTHER FORMS OF COMPENSATION

     EMPLOYEE INVESTMENT PLAN. In fiscal year 1986, AmeriSource adopted a stock participation plan pursuant to Section 401(k) of the Code, which plan was amended and restated as a 401(k) Employee Investment Plan (the "EIP") effective January 1, 1989. Participation in the EIP is generally available to salaried, office, sales and certain hourly employees of AmeriSource. As of December 31, 1995, participation in the EIP was available to approximately 2,037 employees, of whom approximately 1,592 were participants. A non-highly compensated employee, as defined by the Code, that participates in the EIP may contribute between 2% and 18% of his or her salary on a "before-tax" basis, entitling the participant to contributions by his or her employer in an amount equal to one-half of the participant's contributions up to 6% of his or her salary. Highly compensated employees, as defined by the Code, may contribute between 2% and 8% of his or her salary on a "before-tax" basis and may receive matching employer contributions on up to 6% of his or her salary of less than one-half of their participant contributions made after April 1, 1993. An additional employer matching contribution, in an amount to be determined by AmeriSource but not to exceed one-half of the participant's contributions up to 6% of his or her salary, may be made to the EIP. The combined amount of employer matching contributions for the plan year ending December 31, 1996 was 50% of each participant's contribution. For calendar year 1997, a participant's contributions could not exceed $9,500. The cost of the matching employer contributions is ultimately charged to the division or subsidiary of AmeriSource employing the participant. Matching employer contributions to the EIP are held in trust and vest to the benefit of the participant over a period of five years, measured from the date the participant's employment commenced (as long as the participant continues as an employee). The EIP is administered by trustees who have selected mutual funds managed by Fidelity Investments and AmeriSource Health Corporation common stock among which participants may direct the investment of their entire account balances.

     DEFERRED COMPENSATION PLAN. In September 1985, AmeriSource adopted a deferred compensation plan (the "1985 Deferred Compensation Plan") which permitted eligible employees of AmeriSource to defer a portion of their compensation during a period of up to 48 months after October 1, 1985 and, in return, to receive retirement or survivor benefits, and in certain circumstances, disability benefits. The amount of the benefits the participant will be entitled to receive is based on the total number of years the participant remains employed by AmeriSource or an affiliated company. A participant's interest in the benefits vests over a period of five years. Mr. McNamara is a participant in the 1985 Deferred Compensation Plan. Assuming Mr. McNamara retires from employment with AmeriSource at or after age 65, his monthly retirement benefits under the 1985 Deferred Compensation Plan would be $2,901, payable over a 15-year period.

AGREEMENTS WITH EMPLOYEES

     Effective August 1, 1997, the Company entered into employment contracts (the "Employment Contracts") with Messrs. Yost, Flowers, and Hilzinger. The Employment Contracts provide for three year terms of employment, each subject to a one year extension at the Company's discretion, annual base salaries substantially commensurate with present levels, and incentive compensation, bonuses and benefits in accordance with the Company's then prevailing practices.

     Each Employment Contract includes customary termination for cause provisions, whereupon the Company's obligations under the respective Employment Contract would cease. By a majority vote of the Board of Directors, the Company would also be able to terminate the employment of the employee without cause, whereupon the Company would remain obligated to pay the greater of (i) one year of such employee's then current salary and (ii) the base salary of the employee for the balance of the term of the Employment Contract. The Employment Contracts also provide for acceleration of all or a portion of the employee's Company stock options then outstanding upon a termination without cause that occurs after September 5, 1999 and prior to other circumstances. Each Employment Contract prohibits direct and indirect competition with the Company for a period of one year after termination of employment. The Employment Contracts also contain customary prohibitions against the disclosure of confidential information and the solicitation of the Company's employees and customers.

     The Employment Contracts provide for certain payments and other benefits consequent to the termination of the Employment Contracts upon a change of control of the Company. The Employment Contracts were filed with the Securities and Exchange Commission as exhibits to the Company's Annual Report on Form 10-K for the period ending September 30, 1997. The foregoing description is qualified in its entirety by reference to such exhibits.

RESIGNATION OF PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN

     On May 19, 1997, Mr. McNamara resigned as President, Chief Executive Officer and Chairman of the Company. Mr. McNamara continued as director of the Company until his resignation from the Board on January 22, 1998. In October of 1997, the Company and Mr. McNamara entered into a Consulting Agreement (the "Consulting Agreement") whereby Mr. McNamara received a one time payment of $2,500,000 and will receive $500,000 per year payment (the "Yearly Payment") for the period beginning May 19, 1997 and ending June 1, 2000. Mr. McNamara received $188,700 during fiscal 1997 pursuant to such arrangement. Mr. McNamara is entitled to participate in certain benefits programs during the term of the agreement. The Consulting Agreement was filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the period ending September 30, 1997. The foregoing description is qualified in its entirety by reference to such exhibit.

DIRECTORS FOLLOWING PROPOSED MERGER


     Pursuant to the Agreement and Plan of Merger by and among McKesson Corporation ("McKesson"), Patriot Acquisition Corp. and the Company, as amended (the "Merger Agreement"), upon consummation of the proposed merger, the Company's stockholders will become stockholders of McKesson, which will be under the direction of the board of directors of McKesson. Pursuant to the Merger Agreement, upon consummation of the proposed merger, the Board of Directors of McKesson is obligated take all action necessary to elect James Urry, Michael Delaney and R. David Yost as directors of McKesson. James Urry, Michael Delaney and R. David Yost are each a current director of the Company and are each nominated for director herein.


                         STOCKHOLDER RETURN PERFORMANCE

     The following graph compares the percentage change in cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Peer Group Index") from the market close on April 4, 1995 to September 30, 1997. April 4, 1995 is the first trading date on which the Company's Common Stock was registered under Section 12 of the Exchange Act. Cumulative total return to stockholders is measured by dividing (x) the sum of (i) total dividends for the period (assuming dividend reinvestment) plus (ii) per-share price change for the period by (y) the share price at the beginning of the period. The graph is based on an investment of $100 at the market close on April 4, 1995 in the Common Stock and in each index.

                COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
           AMONG AMERISOURCE HEALTH CORPORATION, THE S & P 500 INDEX
                                AND A PEER GROUP

        MEASUREMENT PERIOD              AMERISOURCE
      (FISCAL YEAR COVERED)             HEALTH CORP         PEER GROUP            S&P 500
4/4/95                                     100                 100                 100
SEP-95                                     129                 109                 117
SEP-96                                     212                 140                 141
SEP-97                                     278                 222                 198

     The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies which were engaged primarily in the wholesale drug distribution business: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., McKesson Corporation, and Owens & Minor, Inc. FoxMeyer Corporation, which was included in the Peer Group Index last year, was acquired by McKesson Corporation in November 1996.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     During fiscal year 1997, Dechert Price & Rhoads performed, and currently does perform, legal services for the Company. Barton J. Winokur, Chairman of Dechert Price & Rhoads and a director of the Company, beneficially owns 29,750 shares of the Common Stock of the Company.

                          INDEPENDENT PUBLIC AUDITORS

     Since 1988, the Company has retained Ernst & Young LLP as its independent public auditors and it intends to retain Ernst & Young LLP for the current year ending September 30, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required from those persons, the Company believes that during the period October 1, 1996 through September 30, 1997, its officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements, except that Mr. Yost inadvertently filed a Statement of Changes in Beneficial Ownership on Form 5 for the year ended September 30, 1996, reflecting a disposition of shares of the Company's Common Stock, after the applicable filing period.

                           1999 STOCKHOLDER PROPOSALS

     In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 1999, the proposal must be received by the Company in writing on or before October 5, 1998, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Delaware, and the By-Laws of the Company relating to such inclusion. Stockholder proposals may be mailed to the Secretary, AmeriSource Health Corporation, P.O. Box 959, Valley Forge, PA 19482.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1997 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER, UPON WRITTEN REQUEST DIRECTED TO INVESTOR RELATIONS DEPARTMENT, AMERISOURCE HEALTH CORPORATION, P.O. BOX 959, VALLEY FORGE, PA 19482.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 1998 Annual Meeting of Stockholders. If any other matter should properly come before the Annual Meeting, however, the enclosed proxy confers discretionary authority with respect thereto.

                                          By order of the Board of Directors,

                                          /s/ Teresa T. Ciccotelli

                                          TERESA T. CICCOTELLI
                                          Vice President, General Counsel and
                                          Secretary


Dated: February 5, 1998

      Malvern, Pennsylvania

                         AMERISOURCE HEALTH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 2, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCE HEALTH CORPORATION, a Delaware corporation, does hereby constitute and appoint R. David Yost and Teresa T. Ciccotelli, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCE HEALTH CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, on March 2, 1998 at 8:30 a.m., and at any and all adjournments and postponements thereof, as follows:

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

                                                  Please mark your
                                                  vote as indicated in  /X/
                                                  this example



                                          VOTE       WITHHELD
Item 1. ELECTION OF DIRECTORS           FOR ALL*      FOR ALL
    Nominees:
        Bruce C. Bruckmann                 / /          / /
        Michael A. Delaney
        Richard C. Gozon
        Lawrence C. Karlson
        George H. Strong
        James A. Urry
        Barton J. Winokur
        R. David Yost

*To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:


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Item 2. OTHER MATTERS
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.





                      THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 2.

                      NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS
                      IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.




Signature(s)                                                       Date
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